UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March18, 2021 (March 15, 2021)

ECARD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54758	45-5529607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6141 186th Street, Suite 688 Fresh Meadows, NY	11365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-782-0889

N/A

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation.

On March 15, 2021, the Company, with the unanimous approval of its board of directors by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Delaware. As a result of the Certificate of Amendment, the Company changed its name to “Universal Global Hub Inc.”, effective as of March 15, 2021. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto, and is incorporated herein by reference in its entirety.

The Company also requested to change its ticker symbol from “ECRD” to “UGHB”. The Company’s new ticker symbol will be effective on March 19, 2021.

Pursuant to the name change and change of symbol, the Company’s CUSIP for its commons stock will also be changed to 91358C100.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of Delaware on March 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2021	ECARD INC.

	By:	/s/ Wayne Tsao
	Name:	Wayne Tsao
	Title:	Chief Executive Officer

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